RESIGNATION AGREEMENT AND RELEASE
March 3, 2005

            This Resignation Agreement and Release ("Agreement") is made by and between Dean S. Read ("Mr. Read") of Bar Harbor, Maine, and Bar Harbor Bank & Trust and Bar Harbor Bankshares (hereinafter collectively referred to as "the Bank"), a Maine banking corporation with a principal place of business located in Bar Harbor, Maine. As used herein, "Mr. Read" shall also include his executors, heirs, administrators, assigns, attorneys, and other representatives.

            WHEREAS, Mr. Read was employed by the Bank in a full-time capacity as President of Bar Harbor Bank & Trust on an at-will basis; and

            WHEREAS, the parties have agreed upon the terms of Mr. Read’s resignation from employment from all positions with the Bank;

            NOW, THEREFORE, in return for the mutual consideration and undertakings set forth below, the parties hereby agree as follows:

            1.     Resignation from Employment. By this Agreement, Mr. Read has voluntarily tendered an irrevocable resignation based upon the severance benefits to be paid according to this Agreement and the Bank has agreed to accept his resignation effective March 4, 2005, at the close of business. Mr. Read agrees that he will not be reemployed by the Bank nor apply for or otherwise seek employment with the Bank or any of its related entities, at any time.

            2.     Severance Benefits. The Bank shall provide to Mr. Read only the severance benefits listed below and the parties agree these severance benefits are to be paid in lieu of any and all other benefits to begin only after the Effective Date of this Agreement:

(a) The Bank shall pay to Mr. Read severance pay of one year’s base salary in the total gross amount of $215,000.00 to be paid in installments of equal gross amounts of $7,166.66 on regular, biweekly Bank paydays (less applicable federal and state withholding, and other authorized deductions) beginning with the Bank payday of March 18, 2005, for 30 bi-weekly pay periods ending with the last payment due on April 28, 2006.

(b) The Bank shall also pay to Mr. Read on the pay of March 18, 2005, the gross amount of $3,406.40 representing the payment for all accrued but unused vacation time that is due to him upon separation from employment. The parties acknowledge and agree that this is the entire amount of vacation pay due.

(c) The Bank shall pay monthly to Mr. Read an amount equivalent to the employer share of monthly health insurance premiums for family coverage for up to fourteen consecutive months beginning April 1, 2005. It shall be Mr. Read’s responsibility to elect COBRA coverage if he wishes. These payments shall cease if another employer who provides health insurance coverage to its employees employs Mr. Read in this fourteen-month period.

(d) Mr. Read agrees that he has been paid the gross amount of $19,592.00 from which normal payroll deductions were taken for the total incentive bonus due him for fiscal year ending 2004. The parties agree that this represented the entire amount of incentive bonus due Mr. Read for 2004 and that Mr. Read shall not receive any such bonus for 2005.

(e) The parties agree that with Mr. Read’s resignation the Supplemental Executive Retirement Plan shall start paying Early Retirement Benefits to Mr. Read in accordance with its terms effective April 1, 2005.

(f) The Bank offered and Mr. Read declined the use of an outplace service. A total of $30,000 in lieu of this service has been applied to the severance amount due in Item 2 (a).

            3.     Non-Admission. It is understood and agreed that this Agreement does not constitute an admission by the Bank or by Mr. Read that any action they have taken was unlawful or wrongful or that any action constituted a breach of contract or violated any federal, state, or local law, policy, rule or regulation. Mr. Read understands that the payment made is not to be construed as an admission of any wrongdoing on the part of the Bank. Mr. Read and the Bank agree that neither party in this matter is a "prevailing party" for seeking an award of attorney’s fees or costs under and any statute or rule of court.

            4.     General Release. In consideration of the Severance Benefits described in Paragraph 2 of this Agreement, Mr. Read, for himself, his heirs, personal representatives and assigns, does hereby release, acquit and forever discharge the Bank, all of its predecessors, successors, assigns, and related entities whether private or public, and all of their present and former officers, directors, agents, employees, independent contractors, attorneys, shareholders and other representatives (hereinafter collectively referred to as the "the Bank Releasees"), from any and all claims, demands, actions, and causes of action, of all kinds whatsoever which he has or may have against the Bank Releasees, including but not limited to any claims arising under the Maine Human Rights Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family & Medical Leave Act, the Maine Whistleblower's Protection Act, and any claim of tort, breach of contract, defamation, and/or any other common law or statutory claims.

            Mr. Read expressly acknowledges and agrees that this Agreement constitutes a General Release and he expressly waives and assumes the risk of, any and all claims or damages, including attorneys fees, which exist as of this date, but which he may not know of or have reason to know exist, whether by reason of ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect his decision to enter into this Agreement.

            Mr. Read agrees that neither he, nor any person, organization or other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed any charge, claim or action for damages or other relief against the Bank Releasees involving any matter occurring in the past up to the date of this Agreement or involving any continuing effects of actions or practices which arose prior to the date of this Agreement or involving or based upon any claims, demands, causes of action, obligations, damage or liabilities which are the subject of this Agreement, except that Mr. Read may enforce the terms and conditions of this Agreement.

            5.     Confidential Information. Mr. Read acknowledges that he has had access to important confidential and proprietary information of the Bank and its customers. As such, and in consideration of this Agreement, Mr. Read agrees that he shall not take, use, or transfer any such information on his behalf or on behalf of another employer or business.

            6.     Noncompetition Obligation. In consideration of the covenants of the Bank contained herein, and in addition to the covenants contained in the "Change in Control, Confidentiality and Noncompetition Agreement" dated November 7, 2003 which are hereby reaffirmed except as noted below, Mr. Read, without specific written approval from the Chief Executive Officer or the Chairman of the Board, covenants and agrees as follows:

(a) For a period of one (1) year following his resignation, Mr. Read shall not directly or indirectly engage in any insurance, brokerage, trust, banking or other financial services as an owner, employee, consultant, representative, agent or in any other capacity, within the Maine counties of Hancock and Washington.

(b) For a period of eighteen (18) months following his resignation, Mr. Read shall not directly or indirectly:

(i) Request or advise any past, present or future customers (all as defined as relationships in effect at any time on or after March 4, 2005 through September 4, 2006) of the Bank, or any of its subsidiaries or affiliates to withdraw, curtail or cancel his or her or its business with the Bank, or any of its subsidiaries or affiliates;

(ii) Cause, suggest, or induce others to call on any past, present, or future customers (all as defined as relationships in effect at any time on or after March 4, 2005 through September 4, 2006) of the Bank or any of its affiliated entities; or

  (iii)    Canvas, solicit, or accept any business on behalf of any other bank, insurance agency, trust, or other financial services business from any past or present customer (all as defined as relationships in effect on or after March 4, 2005 through September 4, 2006) of the Bank or any of its affiliated entities.

(c) For a period of eighteen (18) months following his resignation, Mr. Read shall not directly or indirectly by any means or device whatsoever, for himself or on behalf of or in conjunction with, any person, partnership, corporation or other entity or organization, solicit, entice, hire, employ or attempt to hire or employ, any employee of the Bank or any of its affiliated entities.

            7.     Assistance. Mr. Read agrees to provide his best efforts in good faith to assist the Bank in the transition of relationships with customers and accounts to other designated Bank employees to be accomplished by March 4, 2005. Mr. Read also agrees to provide upon request by the Bank such assistance in any compliance audit or litigation matters. For his efforts, the Bank shall reimburse to Mr. Read the reasonable costs of expenses incurred by Mr. Read and which have been approved by the Bank in advance.

            8.      Nondisparagement. Mr. Read agrees not to make any written or oral statement disparaging, demeaning, or criticizing in any way the Bank Releasees and Mr. Read shall require members of his immediate family to not make any such remarks. If Mr. Read or members of his family make any such remarks, the Bank can sue Mr. Read in court for damages and injunctive relief, and Mr. Read agrees that the court can enjoin him from saying or doing anything that violates this Paragraph and that the Bank may suspend any further payments due Mr. Read under this Agreement.

            Likewise, the Bank agrees that its Directors, or its Chief Executive Officer, President and Senior Vice Presidents will not make any written or oral statement disparaging, demeaning, or criticizing in any way that Mr. Read. If a Director, Chief Executive Officer, President or a Senior Vice President makes such remarks, Mr. Read can sue the Bank in court for damages and injunctive relief, and the Bank agrees that the court can enjoin it from saying or doing anything that violates this Paragraph.

            9.     Confidentiality of Agreement. The parties agree to keep the existence and the terms of this Agreement confidential (except for the modified noncompetition obligation in the "Change of Control Agreement") and the parties will not disclose to anyone the existence or terms of this Agreement except as follows: (a) that the parties may reveal such information upon request by a government agency, or if compelled by a court order, subpoena or other legal process, or for the purpose of filing tax returns or fulfilling governmental reporting requirements; (b) that the parties may reveal such information for the purpose of filing an action to enforce this Agreement; (c) that the Bank may reveal such information to its Directors, Bank President and Vice Presidents involved in these matters, legal counsel, auditors and various regulatory agencies that may require such information provided the Bank informs them of their obligation to keep this information confidential and the Bank takes responsibility for any violations of confidentiality by such persons; and (d) that Mr. Read may reveal such information to his legal counsel, financial and tax advisors and spouse, provided that he informs them of their obligation to keep this information confidential and he takes responsibility for any violation of confidentiality by such persons. If either party is found to have breached this Paragraph and in addition to any damages that can be proven, the non-breaching party as prevailing party shall be entitled to recover from the breaching party its attorneys’ fees and costs.

            10. Letter of Reference. The Bank will provide for Mr. Read’s use with prospective employers, a favorable letter of reference signed by Joseph Murphy.

            11. Consultation with Attorney. Mr. Read agrees, represents and warrants that he was advised to consult with an attorney before signing this Agreement and that he has done so, that he fully understands and fully agrees to each and every provision in this Agreement, and the normal rule of construction to the effect that any ambiguities in this Agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

            12. Entire Agreement. This Agreement contains the entire agreement between Mr. Read and the Bank and supersedes and revokes any and all prior contracts, agreements, and understandings between them and the terms of this Agreement are contractual in nature and not mere recitals.

            13. Multiple Originals. This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument, and photographic copies of such signed counterparts may be used in lieu of the original.

            14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any other agreement or the breach thereof or arising out of Mr. Read’s employment or resignation therefrom, shall be solely and exclusively resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. If the parties cannot mutually agree on the appointment of an arbitrator, the parties shall select an arbitrator in accordance with such rules of the American Arbitration Association, provided however that either party may request that a court of competent jurisdiction issue appropriate injunctive relief. The arbitrator shall not add, delete, modify or amend any of the terms of this Agreement, and the award of the arbitrator shall be final and binding upon the parties. The administrative cost of the arbitration, including the cost of the arbitrator, shall be borne equally by the parties. Each party shall be responsible for the payment of its own attorneys’ fees and expenses.

            15. Governing Law. This Agreement shall be interpreted and enforced under the laws of the State of Maine without regard to the conflict of law principles.

            16. Waiver of Age Discrimination Claims. Mr. Read hereby acknowledges that this Agreement includes waiver of claims under the Age Discrimination in Employment Act. Therefore, before he signs this Agreement (1) he was advised in writing to consult with an attorney before executing this Agreement, and (2) that he had a period of twenty-one (21) days within which to consider this Agreement. Mr. Read further acknowledges that if he executes this Agreement, he has seven (7) days thereafter to revoke his consent to this Agreement by notifying Marsha Sawyer, Senior Vice President, Bar Harbor Bank & Trust, PO Box 400, 82 Main Street, Bar Harbor, ME 04609-0400, fax number 288-2811. To be effective, such notice of revocation must be received by fax or other written notice within seven (7) days of execution by Marsha Sawyer. This Agreement shall not become effective or enforceable and no payment shall be due until the seven-day revocation period has expired without the exercise of the right of revocation hereunder.

            IN WITNESS WHEREOF, the parties have executed this Resignation Agreement and Release.

Date:                                             _______________________________
                                                                              Dean S. Read

Bar Harbor Bank & Trust and Bar Harbor Bankshares

Date:                                             By______________________________
                                                           Its

 STATE OF MAINE

County of Hancock _____________, 2005

Personally appeared the above-named Dean S. Read and acknowledged the foregoing Resignation Agreement and Release to be his free act and deed and that he voluntarily executed the foregoing Resignation Agreement and Release, having read it and understood it.

Before me, ____________________________

Notary Public